UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

JUNE 23, 2005

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA  19341

(Address of principal executive offices and zip code)

(484) 713-6000

 (Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Mr. Stephen J. Fanning was appointed to the Board of Directors of Isolagen, Inc. (“Isolagen”) on June 23, 2005.  Mr. Fanning has assumed the role of Chair of the Compensation Committee of the Board of Directors and will lead the Company’s executive search efforts.

Item 7.01                                             Regulation FD Disclosure

Isolagen announces the voting results of its Annual Meeting of Stockholders held June 23, 2005 in Houston, Texas.  Isolagen’s stockholders elected Ralph De Martino and Henry Toh to the Board of Directors for terms ending at the 2008 annual stockholders meeting.  Isolagen’s stockholders also ratified the appointment of BDO Seidman LLP as independent auditors of the company for the fiscal year ending December 31, 2005, approved the adoption of the Isolagen, Inc. 2005 Equity Incentive Plan, and amended Isolagen’s certificate of incorporation to increase its authorized shares of common stock to 100,000,000 shares.  No other actions were taken at the meeting.

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date:	June 28, 2005	By:	/s/ Martin Schmieg
Martin Schmieg